Exhibit 99.1

Section 2: EX-99.1 (EX-99.1)

StoneCastle Financial Corp. Reports Third Quarter 2014 Results

NEW YORK, November 13, 2014 – StoneCastle Financial Corp. (Nasdaq: BANX) (“StoneCastle Financial” or the “Company”), an investment company registered with the Securities and Exchange Commission (“SEC”), today announced results for the third fiscal quarter ended September 30, 2014.

Third Quarter 2014 Investment Highlights

•	Invested $17.7 million in debt and preferred stock.

•	Drawdown of an additional $13 million from the revolving credit facility, $38 million in total has been drawn and invested.

•	Received repayment of $5.9 million from three investments.

“We continue to make investments in what we believe to be stable community banks with predictable income,” stated Joshua Siegel, StoneCastle Financial’s Chairman & Chief Executive Officer. “We remain steadfast in our mission of seeking investment income and, to a lesser extent, capital appreciation with the goal of creating value for our shareholders.”

Highlighted investment activity in the third quarter 2014 included:

•	An investment in $3.1 million fixed rate mezzanine notes issued by Preferred Term Securities, Ltd.

•	An investment in $3.3 million fixed-rate cumulative perpetual preferred stock issued by National Bancshares.

•	An investment of $11.3 million in various fixed-rate cumulative perpetual preferred stock issuers.

•	Sold full position in NB&T for a capital gain of $171,000 resulting in a multiple on investment of 1.5x.

A full listing of investments as of the end of the quarter can be found in the Company’s N-Q filed with the SEC.

At September 30, 2014, the estimated yield generated by the Invested Portfolio (excluding cash and cash equivalents), which comprised 92.2% of Total Assets, was approximately 8.14%.

Third Quarter 2014 Financial Results

Net investment income was $1,469,403, or $0.31 per share, comprised of $2,754,127 in revenues and $1,284,724 of expenses. Net realized and unrealized losses on investments were ($226,590), or ($0.04) per share, comprised of $323,207 in realized gains and ($549,797) in net unrealized losses, due to the periodic change in valuations of our holdings.

For the quarter ended September 30, 2014, the Company’s net increase in net assets resulting from operations was $1,242,813, or $0.27 per share. The net increase in net assets resulting from operations is comprised of net investment income and net realized and unrealized gains/losses) on investments.

The Company paid a quarterly dividend of $0.50 per share on September 26, 2014 to shareholders of record at the close of business on September 12, 2014.

At September 30, 2014, the Company had net assets of $103.8 million, and the Company’s Net Asset Value was $22.08 per share. As of the end of the quarter, the Company had drawn and invested $38 million on its $45 million credit facility, representing approximately 26.7% of Total Assets. According to the regulated investment company rules, the Company may borrow up to 33.3% of our total assets.

Portfolio and Investment Summary

As of the close of business on September 30, 2014, the Company had Total Assets of $142.5 million, consisting of investments with a fair value of $131.4 million (“Invested Portfolio”), cash and money market fund investments of $9.7 million, and other assets of $1.4 million. “Total Assets” includes long term investments at market value, cash, interest and dividends receivable, other assets and any proceeds from borrowings used to make a portfolio investment.

During the quarter ended September 30, 2014, the Company invested $17.7 million in debt and preferred stock including 9 new positions totaling $6.9 million. The Company received repayment from calls on three investments of $5.9 million.

Recent Developments

Notice of Completed Registered Offering

On October 1, 2014, the Company’s registration statement filed with the SEC on July 29, 2014 was declared effective. On November 4, 2014, the Company priced a follow-on offering of 1.6 million shares raising a total of $36.8 million in gross proceeds resulting in $35 million net of fees. The final prospectus can be obtained from Keefe, Bruyette & Woods, Inc. Attn: Capital Markets, 787 Seventh Avenue, 4th Floor, New York, NY 10019 or by telephone (800)966-1559.

Quarterly Conference Call

StoneCastle Financial will host a webcast and conference call November 13, 2014 at 5:00 pm Eastern time.

The conference call can be accessed by dialing 1-877-407-9039 for domestic callers or 1-201-689-8470 for international callers. Participants may also access the call via live webcast by visiting StoneCastle Financial’s investor relations website at www.stonecastle-financial.com. To listen to a live broadcast, go to the website at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay will be available shortly after the call and be available through midnight (Eastern Time) on November 27, 2014. The replay can be accessed by dialing 1-877-870-5176 for domestic callers or 1-858-384-5517 for international callers. The passcode for the replay is 13590780. The archive of the webcast will be available on the Company’s website for a limited time.

About StoneCastle Financial Corp.

StoneCastle Financial is an SEC registered non-diversified, closed-end investment company listed on the NASDAQ Global Select Market under the symbol “BANX.” StoneCastle Financial intends to make long-term, passive, non-control investments in community banks seeking capital for organic growth, acquisitions, share repurchases and other refinancing activities. Its investment objective is to provide current income and, to a lesser extent, capital appreciation. StoneCastle Financial is managed by StoneCastle Asset Management LLC.

Disclaimer and Risk Factors:

There is no assurance that StoneCastle Financial will achieve its investment objective. StoneCastle Financial is subject to numerous risks, including investment and market risks, management risk, income and interest rate risks, banking industry risks, preferred stock risk, convertible securities risk, debt securities risk, liquidity risk, valuation risk, leverage risk, non-diversification risk, credit and counterparty risks, market discount from net asset value risk and market disruption risk. Shares of closed-end investment companies may trade above (a premium) or below (a discount) their net asset value. Shares of StoneCastle Financial may not be appropriate for all investors. Investors should review and consider carefully StoneCastle Financial’s investment objective, risks, charges and expenses. Past performance does not guarantee future results. Learn more at www.stonecastle-financial.com.

The Annual Report, Semi-Annual Report and other regulatory filings of the Company with the SEC are accessible on the SEC’s website at www.sec.gov and on the Company’s website at www.stonecastle-financial.com, and may discuss these or other factors that affect the Company.

CONTACT:	Investor Contact:

Julie Muraco

347-887-0324

Copyright 2014 StoneCastle Financial Corp.

STONECASTLE FINANCIAL CORP.
Statement of Assets and Liabilities - (unaudited)

	September 30, 2014	June 30, 2014
ASSETS
Long-Term investments, at fair value	$131,389,580	$120,763,604
Cash and cash equivalents	9,739,710	8,920,144
Interest and dividends receivable	703,370	656,995
Prepaid Assets	686,986	373,040
Total assets	142,519,646	130,713,783

LIABILITIES
Note / Loan Payable	38,000,000	25,000,000
Investment advisory fee payable	538,841	462,052
Loan interest payable	67,692	40,655
Accrued expenses	160,243	375,919
Total liabilities	38,766,776	25,878,626
NET ASSETS	$103,752,870	$104,835,157

NET ASSETS CONSIST OF:
Common stock at par ($0.001 per share)	4,699	4,698
Paid-in-capital	110,092,983	110,069,079
Distributions in excess of net investment income	(5,505,639)	(4,626,037)
Accumulated net realized gain on investment	469,213	146,006
Net unrealized appreciation / (depreciation) on investments	(1,308,386)	(758,589)
Total Net Assets	$103,752,870	$104,835,157

COMMON STOCK SHARES OUTSTANDING:	4,699,035	4,698,011

Net asset value per common share	$22.08	$22.31
Market price per share	$25.15	$25.38
Market price premium to net asset value per share	13.91%	13.76%

STONECASTLE FINANCIAL CORP.

Statement of Operations - (unaudited)

	For the Nine Months Ended September 30, 2014	For the Three Months Ended September 30, 2014
INVESTMENT INCOME
Dividend income	$3,563,311	$2,117,927
Interest income	1,766,294	649,311
Origination fees	300,000	—
Other income	46,047	(13,111)
Total Investment Income	5,675,652	2,754,127

EXPENSES
Investment advisory fees	1,293,691	538,841
ABA marketing and licensing fees	373,973	126,027
Directors’ fees	131,425	43,909
Professional fees	145,944	76,297
Transfer agent, custodian fees and administrator fees	181,752	63,289
Interest expense	267,815	223,826
Miscellaneous fees	426,253	212,535
Total expenses	2,820,853	1,284,724
NET INVESTMENT INCOME	2,854,799	1,469,403

NET REALIZED AND UNREALIZED GAIN/(LOSS)
Net realized gain on investments	469,213	323,207
Net change in unrealized appreciation (depreciation) on investments	(935,686)	(549,797)
Net realized and unrealized gain (loss) on investments	(466,473)	(226,590)
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$2,388,326	$1,242,813

STONECASTLE FINANCIAL CORP.

Financial Highlights - (unaudited)

For the Three Months Ended September 30, 2014
PER SHARE OPERATING PERFORMANCE:
Net Asset Value, beginning of period	$22.31

Net investment income	0.31
Net realized and unrealized gain (loss) on investments	(0.04)
Total from investment operations	0.27

Dividend distributions to shareholders	(0.50)
Net Asset Value, end of period	$22.08

Net Assets, end of period	$103,752,870

Market value, end of period	$25.15
Total investment return based on market value (1)	5.37%

RATIOS TO AVERAGE NET ASSETS AVAILABLE TO COMMON STOCK SHAREHOLDERS: (2)
Ratio of operating expenses	4.81%
Ratio of net investment income	5.51%

SUPPLEMENTAL DATA:
Portfolio turnover rate (3)	5%

(1)	Assumes the return for a shareholder for period indicated including a $0.50 dividend and participating in the Dividend Reinvestment Program. Not annualized.
(2)	Annualized
(3)	Not annualized